Exhibit 10.12

                                    [Confidential information has
                                     been  designated  with   the
                                     phrase:  Confidential infor-
                                     mation has  been omitted and
                                     filed  separately  with  the
                                     Commission.]


                              August __ , 1997

Wireless One, Inc.
1080 River Oaks Drive
Suite A150
Jackson, MS 39208

Attn: Henry Burkhalter, President

     RE:  Subscriber Service Payment

Dear Mr. Burkhalter:

     Reference is made to that certain DIRECTV MDU System Operator Agreement ("Agreement") dated the 25th day of August, 1997 between Wireless One, Inc. ("System Operator") and DIRECTV, Inc. ("DIRECTV"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. All terms and conditions set forth in the Agreement (including the exhibits thereto) are hereby incorporated by reference and shall also apply to the transactions contemplated by this letter agreement (the "Subscriber Service Payment Agreement").

     In support of DIRECTV's program to introduce DIRECTV programming services to residents of MDU Properties, DIRECTV agrees to help offset System Operator's future expenses associated with the maintenance and servicing of SO Subscribers.

     DIRECTV will pay, on a one-time basis, [confidential information has been omitted and filed separately with the Commission] to System Operator for each activation of Commissionable Programming Packages for SO
Subscribers ("Subscriber Service Payment") provided the following conditions and requirements are met:

1.   System Operator shall have submitted all required Subscriber
     Information for each SO Subscriber in accordance with the Agreement.

2. System Operator must install and activate the SO Subscriber prior to the third anniversary of the execution of this Subscriber Service Payment Agreement.

3. The SO Subscriber must subscribe to and pay for a Commissionable Programming Package for a minimum of [confidential information has been omitted and filed separately with the Commission] months for System Operator to be eligible to receive the entire Subscriber Service Payment; if an SO Subscriber cancels, is disconnected or downgrades to a DIRECTV programming package which is not a Commissionable Programming Package prior to such time, System Operator shall be entitled to receive only a prorated portion of the Subscriber Service Payment based on the number of months the SO Subscriber subscribed to and paid for a Commissionable Programming Package (the "Prorated Subscription Period").

4. System Operator must be in compliance with all material terms and conditions of the Agreement.

     DIRECTV shall pay to System Operator the Subscriber Service Payment within [confidential information has been omitted and filed separately with the Commission] days after the accounting month, as such accounting month is determined by DIRECTV, of such SO Subscriber activation.

     [Confidential information has been omitted and filed separately with the Commission.]

     Kindly acknowledge your agreement to the foregoing terms by signing in the space provided below.
                              Good selling.

                              DIRECTV, INC.


                              By: /s/ Gene Gonzalez
                                 ---------------------------------
                                   Gene Gonzalez
                                   Director
                                   Special Markets & Distribution

Agreed and Accepted:


By: /s/ Wireless One, Inc.
   ------------------------------
       System Operator Name

       /s/ Henry Burkhalter, Sr.
       ---------------------------
       Signature

         Henry Burkhalter, Sr.
       ---------------------------
       Print Name

        President & CEO
       ---------------------------
       Title

           8-25-97
       ---------------------------
       Date